As filed with the Securities and Exchange Commission on June 28, 2000
                                                    Registration No. ______

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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    ------------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933
                    ------------------------------------

                         IVEX PACKAGING CORPORATION
           (Exact name of registrant as specified in its charter)
                    ------------------------------------

                                  DELAWARE
                          (State of incorporation)
                                 76-0171625
                  (I.R.S. employer identification number)
                       100 TRI-STATE DRIVE, SUITE 200
                        LINCOLNSHIRE, ILLINOIS 60069
        (Address of principal executive offices, including zip code)

        IVEX PACKAGING CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
                          (FULL TITLE OF THE PLAN)

                            G. Douglas Patterson
                     Vice President and General Counsel
                         Ivex Packaging Corporation
                       100 Tri-State Drive, Suite 200
                        Lincolnshire, Illinois 60069
                               (847) 945-9100
(Name, address and telephone number, including area code, of agent for service)
                    ------------------------------------

                              With Copies To:

                          William R. Kunkel, Esq.
              Skadden, Arps, Slate, Meagher & Flom (Illinois)
                           333 West Wacker Drive
                          Chicago, Illinois 60606
                               (312) 407-0700
                    ------------------------------------


                                            CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                Proposed Maximum          Proposed Maximum        Amount of
          Title of Securities              Amount to be         Offering Price          Aggregate Offering      Registration
           to be Registered                 Registered         per Share (2)(3)             Price (3)             Fee (4)
-------------------------------------------------------------------------------------------------------------------------------

Common Stock, par vale $.01 per share      1,500,000 (1)             $9.47                  $14,203,125          $3,750.12
===============================================================================================================================

(1) Represents the number of shares of common stock, par value $.01 per share ("Common Stock") of Ivex Packaging Corporation (the
         "Company") available for issuance under the 1999 Employee Stock
         Purchase Plan (the "Plan"), plus such additional number of shares of Common Stock as may be issuable to prevent dilution under the Plan.
(2) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sale prices for a share of common stock of Ivex Packaging Corporation (the
         "Common Stock") on the Composite Tape of the New York Stock
         Exchange on June 23, 2000.
(3)      Estimated solely for the purpose of calculating the registration fee.
(4) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.



                              EXPLANATORY NOTE

         Ivex Packaging Corporation, a Delaware corporation (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register shares of Common Stock, issuable pursuant to the Company's 1999 Employee Stock Purchase Plan, (the "Plan").



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The Company will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). Pursuant to Rule 424 of the Securities Act, the Company is not required to file these documents with the Securities and Exchange Commission (the "Commission") as a part of this Registration Statement or as prospectuses or prospectus supplements.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Company and pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 27, 2000.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 12, 2000.

         (3) The Company's Current Report on Form 8-K, filed with the Commission on June 8, 2000.

         (4) The description of the Company's Common Stock as set forth on the Registration Statements filed by the Company on Form 8-A (File No. 001-13968) on October 7, 1998 and March 3, 1999, both filed pursuant to
Section 12(b) of the Exchange Act, and any reports or amendments filed with the Commission for the purpose of updating such description.

         (5) There are no other reports filed pursuant to Section 13(a) or
Section 15(d) of the Exchange Act since the end of the last fiscal year ended December 31, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Ninth of the Amended and Restated Certificate of Incorporation of the Company empowers the Company to indemnify its directors, officers, employees and agents to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware (the "GCL").

         The Amended and Restated By-Laws of the Company provide that directors and officers shall be indemnified against liabilities arising from their services as a director or officer of the Company to the fullest extent permitted by law.

         Section 145 of the GCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         In addition, the Company maintains liability insurance coverage for directors and officers, including, without limitation, coverage applicable in certain situations where the Company cannot pursuant to the GCL directly indemnify such directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Lincolnshire, State of Illinois, on this 28th day of June, 2000.

                                        IVEX PACKAGING CORPORATION
                                        (Registrant)


                                        By:  /s/ G. Douglas Patterson
                                            --------------------------------
                                            G. Douglas Patterson
                                            Vice President and General Counsel



                             POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G. Douglas Patterson his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of June, 2000.

NAME                              TITLE                         DATE
----                              -----                         ----


/s/ George V. Bayly          Chairman of the Board,         June 28, 2000
-------------------------      President and Chief
    George V. Bayly            Executive Officer
                               (Principal Executive
                               Officer)


/s/ Frank V. Tannura         Executive Vice President,      June 28, 2000
------------------------       Chief Financial Officer
    Frank V. Tannura           and Director (Principal
                               Financial Officer)


/s/ David E. Wartner         Vice President and Corporate   June 28, 2000
------------------------       Controller (Principal
    David E. Wartner           Accounting Officer)


/s/ Glenn R. August          Director                       June 28, 2000
------------------------
    Glenn R. August


/s/ R. James Comeaux         Director                       June 28, 2000
------------------------
    R. James Comeaux


/s/ Anthony P. Scotto        Director                       June 28, 2000
------------------------
    Anthony P. Scotto


/s/ William J. White         Director                       June 28, 2000
------------------------
    William J. White





EXHIBIT INDEX



Exhibit No.      Description of Exhibit
-----------      ----------------------

4.1 Form of certificate representing shares of Common Stock (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-95436)).

5.1              Opinion of Skadden, Arps, Slate, Meagher & Flom
                 (Illinois), counsel to the Company, regarding the legality of securities being registered.

23.1             Consent of PricewaterhouseCoopers LLP, independent auditors.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

24.1             Power of Attorney (included on the signature page hereto).

99.1             Ivex Packaging Corporation 1999 Employee Stock Purchase Plan.